UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2018

Great Elm Capital Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-16073	94-3219054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230 Waltham, MA		02453
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On September 7, 2018, Great Elm Capital Group, Inc. (the Company) through its wholly-owned subsidiary, Great Elm DME Holdings, Inc. (DME Holdings), acquired an 80.1% equity interest in Great Elm DME, Inc., an entity formed to acquire and combine two durable medical equipment distribution companies, Valley Health Care Holding, LLC (Valley) and Northwest Medical, Inc. (Northwest).  In connection with the acquisition, DME Holdings, Corbel Capital Partners SBIC, L.P., NWMI Manager LLC and Valley entered into a Transaction Agreement, dated September 7, 2018 (the Agreement).

Valley, based in Phoenix, Arizona was founded in 2006 and operates in Arizona and Nebraska.  Northwest, based in Portland, Oregon, was founded in 1993 and operates in Oregon, Washington and Alaska.  Both Valley and Northwest are focused on the distribution of sleep and respiratory care equipment including primarily positive air pressure (CPAP/BiPAP) equipment and supplies, ventilators and oxygen equipment.  Upon closing of the acquisition, the combined companies operate in locations across five states serving over 70,000 patients annually.

The transaction purchase price of $63.6 million, excluding financing, closing and professional fees and expenses and the contingent consideration described below, was funded using $19.7 million of cash from the Company’s balance sheet.  The remainder was funded using $31.3 million of secured debt, which is non-recourse to the Company, $5.3 million of qualified preferred stock of DME Holdings (the Preferred Stock) and $7.3 million of equity rollover from Ron and Pam Evans, the co-founders of Valley, and Corbel Capital Partners.  In addition, up to $2.4 million of deferred purchase price considerations may be paid to the sellers upon achieving certain levels of financial performance in 2018 and 2019.  Until such time as DME Holdings has repaid the Preferred Stock, the Company has agreed to ensure that DME Holdings maintains cash or certain securities up to 125% of the aggregate liquidation preference of the Preferred Stock.

Jeffrey S. Serota, a member of the Company’s Board of Directors, serves as Vice Chairman to Corbel Capital Partners.  Corbel Capital Partners is an affiliate of Corbel Capital Partners SBIC, L.P.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the Agreement, a copy of which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 7.01Regulation FD Disclosure.

In connection with closing the transaction described under Item 1.01, the Company plans to present the information in the slides attached as Exhibit 99.1 to this Current Report on Form 8-K to certain interested parties.  On September 11, 2018, the Company also issued the press release attached as Exhibit 99.2 to this Current Report on Form 8-K to announce the closing of the transaction described under Item 1.01.

The information contained in this Item 7.01 and in Exhibits 99.1 and 99.2 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01Financial Statements and Exhibits.

(a)Financial Statements of the Business Acquired.

The Company measured the significance of the acquisition described in Item 1.01 and determined that the total assets acquired exceed 20% or more of the total assets as reflected on the Company’s latest balance sheet filed with the U.S. Securities and Exchange Commission (the “SEC”).

The Company intends to file the financial statements that are required to be filed pursuant to this item by amendment no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(b)Pro Forma Financial Information.

The Company intends to file the financial statements that are required to be filed pursuant to this item by amendment no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(d)Exhibits.

Exhibit Number	Description
2.1	Transaction Agreement, dated as of September 7, 2018, by and among Corbel Capital Partners SBIC, L.P., NWMI Manager LLC, Valley Healthcare Holding, LLC and Great Elm DME Holdings, Inc.*
99.1	Presentation, dated September 11, 2018
99.2	Press Release, dated September 11, 2018

*

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Great Elm Capital Group, Inc.

Date: September 11, 2018	By:	/s/ John J. Woods
John J. Woods
Chief Financial Officer

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